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Exhibit 99.9

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Party City Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13D.

Date:  June 13, 2002

GOLDMAN, SACHS & CO.                            THE GOLDMAN SACHS GROUP, INC.

By:   /s/  Roger S. Begelman                    By:  /s/   Roger S. Begelman
   --------------------------                      --------------------------
   Name:   Roger S. Begelman                       Name:   Roger S. Begelman
   Title:  Attorney-in-fact                        Title:  Attorney-in-fact